         As filed with the Securities and Exchange Commission on August 25, 2000
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                _______________

                              E*TRADE GROUP, INC.
            (Exact name of registrant as specified in its charter)
                                _______________

       Delaware                                               94-2844166
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                                _______________

                              4500 Bohannon Drive
                         Menlo Park, California 94025
                                (650) 331-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________

                              Christos M. Cotsakos
                      Chairman and Chief Executive Officer
                              E*TRADE Group, Inc.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
  (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                                   Copy to:
                              Curtis L. Mo, Esq.
                            Richard C. Leska, Esq.
                            Alexander C. Chen, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                2200 Geng Road
                          Palo Alto, California 94303
                                (650) 424-0160
                                _______________

       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                _______________


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Each          Amount
 Class of Securities        to Be         Proposed Maximum Offering        Proposed Maximum Aggregate      Amount of Registration
  to be Registered        Registered      Offering Price Per Share(1)          Offering Price(1)                    Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$0.01 per share             230,447           $16.75                            $3,859,987.25                   $1,019.04
====================================================================================================================================


(1) The price of $16.75 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on August 18, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                                _______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED August 25, 2000

     PRELIMINARY PROSPECTUS



                                 230,447 Shares

                              E*TRADE GROUP, INC.
                                  Common Stock



          This Prospectus relates to the public offering, which is not being underwritten, of 230,447 shares of our Common Stock, which is held by some of our current stockholders.

          The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

          Our Common Stock is quoted on the Nasdaq National Market under the symbol "EGRP." On August 18, 2000, the average of the high and low price for the Common Stock was $16.75.


                        _______________________________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                        _______________________________




================================================================================

                 The date of this Prospectus is     , 2000

          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

          E*TRADE Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

          E*TRADE Group has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-11921) pursuant to the Exchange Act are incorporated herein by reference:

          1. E*TRADE Group's Annual Report on Form 10-K for the year ended September 30, 1999, filed on October 22, 1999, as amended by the Company's Annual Report on Form 10-K/A, filed on April 17, 2000;

          2. E*TRADE Group's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, filed on February 14, 2000, as amended by the Company's Quarterly Report on Form 10-Q/A, filed on April 17, 2000;

          3. E*TRADE Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

          4. E*TRADE Group's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000;

          5. Definitive Proxy Statement, dated January 28, 1999, filed on January 28, 1999 in connection with E*TRADE Group's 1999 Annual Meeting of Stockholders;

          6. The description of E*TRADE Group's Common Stock, $0.01 par value per share, and associated rights, contained in its registration statement on Form 8-A, filed on July 12, 1996, including any amendment or report filed for the purpose of updating such description;

          7. E*TRADE Group's Current Reports on Form 8-K filed on January 27, 2000, April 17, 2000, June 20, 2000 and July 18, 2000; and

          8. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

          Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. E*TRADE Group will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to E*TRADE Group, Inc., Investor Relations, 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                                  THE COMPANY

          The principal executive offices of E*TRADE Group are located at 4500 Bohannon Drive, Menlo Park, California 94025. The Company's telephone number is
(650) 331-6000.

                              PLAN OF DISTRIBUTION

          E*TRADE Group, Inc. (the "Company") is registering all 230,447 shares of Common Stock, par value of $0.01 per share (the "Shares"), on behalf of certain selling stockholders. The Company will receive no proceeds from this offering. The Shares may be offered by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). All of the Shares were originally issued by the Company in connection with the merger of Electronic Investing Corporation ("EIC"), a Delaware corporation, with and into Canopy Acquisition Corp. ("Canopy Acquisition"), a wholly-owned subsidiary of the Company, with Canopy Acquisition being the surviving corporation (the "Merger"). The Shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to the Agreement and Plan of Reorganization, dated as of July 31, 2000, by and among the Company, Canopy Acquisition and EIC (the "Agreement and Plan of Reorganization").

          The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

          In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers.
In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

          Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

          In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution.
In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholders. The Company will make copies of this Prospectus available to the Selling Stockholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby The Company assumes no obligation to so deliver copies of this Prospectus or any related Prospectus Supplement.

          At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

          The Selling Stockholders will be responsible for any fees, disbursements and expenses of any counsel for the Selling Stockholders. All other expenses incurred in connection with the registration of the Shares, including printer's and accounting fees and the fees, disbursements and expenses of counsel for the Company will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company will indemnify the Selling Stockholders against claims arising out of any untrue statement of a material fact contained in this Registration Statement or any omission to state therein a material fact necessary in order to make the statement made therein.

          The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or July 31, 2001. After such period, if the Company chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

                              SELLING STOCKHOLDERS

          The following table sets forth the number of shares of Common Stock owned by each of the Selling Stockholders. Except as indicated, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Stockholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Stockholders after completion of this offering. No Selling Stockholder beneficially owns 1% or more of the outstanding shares of Common Stock. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below.


                                                                             Number of Shares
                                                   Number of Shares         Registered for Sale
Name of Selling Stockholder                       Beneficially Owned             Hereby (1)
---------------------------                       ------------------        -------------------
Asylum - NY                                            3,384                     3,384
Ben Phillipps                                          6,768                     6,768
Brian Zywiciel                                           325                       325
BSC Ventures I, LLC                                    1,822                     1,822
Burton Malkiel                                         1,822                     1,822
Carlo Vicino                                           1,301                     1,301
Charles Nance                                          1,431                     1,431
Charlie Kennedy                                          520                       520
Colby Penzone                                          1,952                     1,952
Dave Gemmer                                            1,366                     1,366
David Hess                                             2,473                     2,473
Elaine Starling                                          911                       911
Emmanuel Olympia                                       1,171                     1,171
Eric Johnson                                           1,301                     1,301
Erin O'Rourke                                          6,768                     6,768
Frank Kane                                             2,343                     2,343
Frank Martinez                                        13,275                    13,275
Frank Maynard                                          1,171                     1,171
Fred Winograd                                            520                       520
Henry Alexander                                        4,686                     4,686
James King                                               260                       260
Jeff Baum                                              1,171                     1,171
Jerome S. Markowitz                                    4,402                     4,402
Ken Coit                                              12,142                    12,142
Ken Zeleny                                             4,165                     4,165
Kevin Carter                                          50,181                    50,181
Kevin Cieslak                                          4,610                     4,610
Kym Ryan                                                 781                       781
Larry Sikon                                            2,603                     2,603
Laurie McLean                                            130                       130
Lisa Stone                                               650                       650
Mark Carter                                            6,071                     6,071
Matt Tolmach                                           1,821                     1,821
Method                                                 2,603                     2,603
Michael Thomas                                         1,171                     1,171
Nan Budinger                                             390                       390


OHS                                                    1,041                     1,041
Peter Burton                                             130                       130
Robert Brosamer                                        5,206                     5,206
Robyn Kagy                                               650                       650
Roger Enright                                            130                       130
Romeo Gojo                                             1,041                     1,041
Ryan Randall                                          42,859                    42,859
Sam Scott Miller                                         260                       260
Scott Gemmer                                           1,366                     1,366
Scott Kenny                                            4,621                     4,621
Stan Jones                                             6,071                     6,071
Steve Linder                                          13,017                    13,017
Tom Burkhart                                             325                       325
Valentin Melamed                                       1,171                     1,171
Virginia O'Neil                                          911                       911
Will Winklestein                                     185,256 (2)                 1,301
William Bennett                                        1,821                     1,821
William Cahill                                            65                        65


TOTAL                                                414,402                   230,447

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)  Includes options to purchase 111,420 shares of Common Stock.

                                 LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

          The consolidated financial statements of E*TRADE Group, Inc. as of September 30, 1999 and 1998, and for each of the years in the three-year period ended September 30, 1999, incorporated by reference in this Prospectus, which is included in this Registration Statement of E*TRADE Group, Inc. on Form S-3, from E*TRADE Group, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference. Insofar as the report of Deloitte & Touche LLP relates to the amounts included for Telebanc Financial Corporation for 1999 and 1998, it is based solely on the report of Arthur Andersen LLP, independent auditors; such reports being incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in auditing and accounting.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.   Other Expenses of Issuance and Distribution

                 The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                       SEC Registration Fee            $ 1,020
                       Legal Fees and Expenses          15,000
                       Accounting Fees and Expenses      5,000
                       Printing Fees                     5,000
                       Transfer Agent Fees               5,000
                       Miscellaneous                    20,000
                                                       -------
                          Total                        $51,020
                                                       =======

Item 15.  Indemnification of Directors and Officers

                 Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

                 Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleventh of the registrant's Charter provides that, to the fullest extent permitted by the DGCL as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

                 Article Tenth of the registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

                 Article 5 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

                 The registrant has entered into indemnification agreements with each of its directors and executive officers.

                 The registrant maintains officers' and directors' liability insurance.

Item 16.    Exhibits

5.1         Opinion of Brobeck, Phleger & Harrison LLP.
23.1        Independent Auditors' Consent.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
23.3        Consent of Independent Accountants.
24.1        Power of Attorney (included on page 12 of this Registration
            Statement).

Item 17.    Undertakings

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on this 25th day of August 2000.

                              E*TRADE GROUP, INC.

                              By: /s/ Christos M. Cotsakos
                                 -----------------------------------------
                                 Christos M. Cotsakos
                                 Chairman of the Board and Chief Executive
                                 Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of E*TRADE Group, Inc., a Delaware corporation, do hereby constitute and appoint Brigitte VanBaelen, Theodore J. Theophilos and Leonard C. Purkis, and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                                 Title                                    Date
---------                                                 -----                                    ----
/s/ Christos M. Cotsakos               Chairman of the Board and Chief Executive             August 25, 2000
-------------------------              Officer (Principal Executive Officer)
Christos M. Cotsakos



/s/ Leonard C. Purkis                  Chief Financial Officer (Principal                    August 25, 2000
-------------------------              Financial and Accounting Officer)
Leonard C. Purkis

/s/ William A. Porter
-------------------------
William A. Porter                      Chairman Emeritus                             August 25, 2000


-------------------------
David C. Hayden                        Director                                      August 25, 2000


/s/ William E. Ford
-------------------------
William E. Ford                        Director                                      August 25, 2000


/s/ George Hayter
-------------------------
George Hayter                          Director                                      August 25, 2000


/s/ Lewis E. Randall
-------------------------
Lewis E. Randall                       Director                                      August 25, 2000


/s/ Masayoshi Son
-------------------------
Masayoshi Son                          Director                                      August 25, 2000


/s/ Lester C. Thurow
-------------------------
Lester C. Thurow                       Director                                      August 25, 2000


/s/ Peter Chernin
-------------------------
Peter Chernin                          Director                                      August 25, 2000

                               Index to Exhibits
                               -----------------

Exhibit
Number                       Exhibit Title
                             -------------

     5.1   Opinion of Brobeck, Phleger & Harrison LLP.
    23.1   Independent Auditors' Consent.
    23.2   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1 hereto).
    23.3   Consent of Independent Accountants.
    24.1   Power of Attorney (included on page 12 of this Registration Statement).